Exhibit 99.1

For Release: July 22, 2010	Contact:	Wesley B. Wampler
Director, Investor Relations
Phone: 540-949-3447
wamplerwes@ntelos.com

NTELOS Holdings Corp. Launches Incremental Term Loan Financing

Discloses Preliminary Second Quarter 2010 Estimates

WAYNESBORO, VA – July 22, 2010 – NTELOS Holdings Corp. (NASDAQ: NTLS), a leading provider of wireless and wireline communications services (branded as NTELOS) in Virginia and West Virginia, announced today the launch of financing for an incremental term loan permitted under its existing senior credit facility. In connection with this proposed financing, NTELOS is providing potential lenders selected preliminary financial estimates and non-financial operating results for the second quarter of 2010.

Launch of Financing

NTELOS’s wholly-owned subsidiary, NTELOS Inc., has begun arranging an incremental term loan of $125 million under its existing senior credit facility. NTELOS Inc. plans to use the proceeds of the incremental loan as the primary source of funding for the Company’s recently announced acquisition of FiberNet.

The closing of the incremental term loan is expected to occur in mid-August 2010, subject to market and other customary conditions.

Preliminary Estimates for Second Quarter 2010

Wireless gross subscriber additions for second quarter 2010 were 33,477 and postpay gross subscriber additions were 16,652. Smartphone and data card sales for the quarter represented 29% of postpay sales. Total wireless monthly subscriber churn was 2.97% for the second quarter 2010, a 15 basis point improvement from the previous quarter. Postpay churn for the quarter was 1.83%, a 48 basis point improvement from the previous quarter. Postpay subscriber net additions were positive for the first time in a year, with 303,059 postpay subscribers at quarter-end. Prepay subscribers at June 30, 2010 were 136,289, reflecting a loss for second quarter consistent with seasonal trends following a high-growth first quarter, but are up 4,506 for the first six months of 2010. For wireline, RLEC access lines were 37,075; CLEC access lines were 49,357; and total Broadband connections were 24,802 at June 30, 2010.

“Wireless churn improved nicely from the previous quarter with total churn sub 3% and postpay sub 2%, said James A. Hyde, chief executive officer for NTELOS. “These churn results represent the third consecutive quarter of improvement and we are pleased to see our postpay net additions turn positive for the quarter.”

Consolidated revenues for second quarter 2010 are expected to be approximately $132 million with wireless revenues of nearly $100 million, wireline RLEC revenues of approximately $13 million and Wireline Competitive revenues of approximately $19 million. Wireless wholesale revenues derived from the Strategic Network Alliance Agreement with Sprint were $27.1 million for second quarter 2010. Total wireless wholesale revenues, including roaming, are expected to be approximately $28 million for second quarter 2010.

Consolidated Adjusted EBITDA is expected to be approximately $56 million for second quarter 2010 with wireless adjusted EBITDA of approximately $38 million and wireline adjusted EBITDA of approximately $19 million.

Postpay Average Revenue per Unit (ARPU) was $56.35 for the second quarter of 2010 with postpay data ARPU increasing to $13.23. Prepay ARPU was $36.13 for second quarter 2010 and total blended ARPU was $49.93 with total data ARPU of $11.53.

Capital expenditures for second quarter 2010 are expected to total approximately $22 million. Total debt at June 30, 2010 was approximately $632 million, with cash of approximately $60 million.

For the proposed acquisition company, FiberNet, the last-twelve-months ended June 30, 2010 revenues were approximately $77 million; adjusted EBITDA was approximately $26 million; and capital expenditures were approximately $10 million.

NTELOS expects to announce final second quarter 2010 financial results on August 5, 2010 after 4:00 P.M. Eastern Time and to host a conference call the following morning, August 6, 2010 at 10:00 A.M. Eastern Time, to discuss operating results for the quarter.

Business Outlook

The second quarter 2010 financial and operating metric estimates contained in this press release are preliminary, remain subject to completion of the quarter-end closing process and have not been reviewed by the Company’s independent registered public accounting firm. Actual financial results for the quarter may differ from those estimates.

The Company will provide 2010 financial guidance updates on the Second Quarter 2010 Earnings Conference Call scheduled for August 6, 2010 at 10:00 A.M. ET.

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NTELOS Second Quarter 2010 Earnings Conference Call

August 6, 2010, 10:00 A.M. (ET)

Domestic dial in number: 877-317-6789

International dial in number: 412-317-6789

Canada dial in number: 866-605-3852

Replay number: 877-344-7529

International replay number: 412-317-0088

Confirmation ID: 442980

Audio webcast: http://ir.ntelos.com/

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, gain/loss on interest rate swap agreement, net income attributable to noncontrolling interests, other expenses/income, equity based compensation charges and charges from voluntary early retirement and workforce reduction plans.

ARPU, or average monthly revenues per subscriber/unit with service, is computed by dividing service revenues per period by the weighted average number of subscribers with service during that period. Please see the footnotes in the exhibits for a complete definition of this measure.

Adjusted EBITDA and ARPU are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS) is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Pennsylvania, Kentucky, Ohio, Tennessee, Maryland and North Carolina, including wireless phone service, local and long distance telephone services, high capacity transport, data and voice services for Internet access and wide area networking and IPTV-based video services. Detailed information about NTELOS is available at www.ntelos.com.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements.

Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications industry; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; the potential to experience a high rate of customer turnover; our dependence on our affiliation with Sprint Nextel (“Sprint”); a potential increase in our roaming rates and wireless handset subsidy costs; the potential for Sprint to build networks in our markets; federal and state regulatory fees, requirements and developments; loss of our cell sites; the rates of penetration in the wireless telecommunications industry; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K.